UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
         Pursuant to Section 13 or 15 (d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) February 8, 2008

                       CHUGACH ELECTRIC ASSOCIATION, INC.
             (Exact name of registrant as specified in its charter)


           Alaska                     33-42125                    92-0014224
(State or other jurisdiction   (Commission File Number)         (IRS Employer
      of incorporation)                                      Identification No.)

   5601 Electron Drive, Anchorage, Alaska                            99518
 (Address of Principal's Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code: (907) 563-7494

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 8 - Other Events

Item 8.01 Other Events.

On February 8, 2008, the Municipality of Anchorage (ML&P) and Chugach Electric Association, Inc. (CEA) issued a mutual press release announcing that a panel, appointed to consider the possible merger of Southcentral Alaska's two largest utilities, is recommending the utilities explore joint generation and operations between the two, which a consultant's report says could save ratepayers nearly $200 million. The panel is chaired by Mayor Mark Begich and Chugach Board Chair Elizabeth Vazquez.

After reviewing a draft report issued by national utilities expert Ron Nichols of Navigant Consulting, Inc., and considering the public testimony that was provided at the public hearing, the panel adopted a motion recommending the management of CEA and ML&P seek ways to implement the savings identified by the Navigant study and report back on their progress within 60 days.

The original motion stated, "That the management of CEA and ML&P immediately enter into discussions to merge, or otherwise combine, the generation and operations of the two companies in an enterprise or enterprises that would create substantial savings over operating the companies separately an in such fashion that both managements support as practical and beneficial to their customers and owners and report their findings back this panel within 60 days."

The amendment to the motion stated, "That this panel further ask the management of CEA and ML&P to plan to capture the savings contemplated in the Navigant study from cooperation on generation and that they do this in such a fashion that solicits participation and cooperation from other Railbelt utilities. This request is not meant to be used to delay a generation cooperation plan by requiring broader participation but, to ensure that the plan will provide for such action when and if it can happen."

A copy of the press release is attached as Exhibit 99.1.

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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:  February 13, 2008          CHUGACH ELECTRIC ASSOCIATION, INC.


                                  By:    /s/  Bradley W. Evans
                                      ---------------------------------------
                                           Bradley W. Evans
                                           Acting Chief Executive Officer